Exhibit 10(b)
AMENDMENT NUMBER TWO
TO THE
HARRIS CORPORATION
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
          WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation 2005 Supplemental Executive Retirement Plan (the “Plan”);
          WHEREAS, pursuant to Section 8.1 of the Plan, the Employee Benefits Committee of the Corporation (the “Committee”) has the authority to adopt non-material amendments to the Plan;
          WHEREAS, the Committee desires to amend the Plan (i) to permit certain participants to change distribution methods with respect to their Plan accounts, subject to the restrictions of section 409A of the Internal Revenue Code of 1986, as amended, and any other restrictions prescribed by the Committee and (ii) to clarify the date that participants must meet eligibility requirements in order to participate in the Plan for a particular year; and
          WHEREAS, the Committee has determined the above-described amendments to be non-material.
          NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the date hereof or as of such other date set forth herein, as follows:
          1. Effective November 30, 2009, Section 3.1(a) hereby is amended to replace the phrases “the commencement of the election period with respect to General Compensation Deferrals for the Plan Year” and “the commencement of the election period with respect to General Compensation Deferrals for a Plan Year” as they appear therein with the phrases “the November 30 prior to the commencement of the Plan Year” and “the November 30 prior to the commencement of a Plan Year”, respectively.

          2. Section 3.1(b) hereby is amended to replace the phrases “the commencement of the election period with respect to PRP Deferrals for the Plan Year” and “the commencement of the election period with respect to PRP Deferrals for a Plan Year” as they appear therein with the phrase “the May 31 prior to the commencement of the Fiscal Year for which the PRP Compensation is payable”.
          3. Section 6.8 hereby is amended to read as follows:
6.8. Subsequent Elections. Notwithstanding any provision herein to the contrary, the Committee in its discretion may permit one or more Participants (i) to change the form of distribution previously elected by the Participant pursuant to Sections 3.2(a) and 6.3 or the Change of Control distribution method for the Participant’s Account previously elected by the Participant pursuant to Sections 3.2(a) and 6.7 or (ii) to elect for his or her Matching Deferrals and Profit Sharing Deferrals (and earnings or losses thereon), a form of distribution or Change of Control distribution method, in lieu of the distribution form or method otherwise mandated by Section 3.3. If permitted by the Committee, any such change in election or new election (a “subsequent election”) (i) must be made at least twelve (12) months before the previously-scheduled payment date (or, in the case of installment payments, twelve (12) months before the date the first amount was scheduled to be paid) and will not be effective until twelve (12) months after the date on which the subsequent election is made; (ii) may not accelerate the distribution schedule in violation of Section 409A of the Code; and (iii) will be subject to any other restrictions prescribed by the Committee. If a Participant makes a subsequent election, the payment date (or payment commencement date) of the portion of the Participant’s Account subject to the subsequent election shall be delayed, to the extent required by Section 409A of the Code, five (5) years from the previously-scheduled payment date (or, in the case of installment payments, five (5) years from the date the first amount was scheduled to be paid); provided, however, that in the case of a subsequent election with respect to the Change of Control distribution method of a Participant’s Account, or Matching Deferrals and Profit Sharing Deferrals (and earnings or losses thereon), as applicable, the payment date (or payment commencement date) of the portion of the Participant’s Account subject to the subsequent election shall be delayed, to the extent required by Section 409A of the Code, to the later of the date that the portion of the Participant’s Account subject to the subsequent election would have been distributed if a Change of Control had not occurred and the date that is five (5) years and sixty (60) days following the date of the Change of Control. If a Participant makes a subsequent election, the Participant may elect any of the forms of distribution available under Section 6.3, with the exception of installments over a fifteen-year period.
A subsequent election shall be submitted to the Committee in accordance with procedures prescribed by the Committee and upon such submission shall be irrevocable. In the event that a subsequent election violates any of the restrictions set forth in this Section 6.8, the subsequent election shall be void and of no effect.

          APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 8th day of December, 2009.

/s/ John D. Gronda
John D. Gronda, Secretary